Exhibit 10.1

                               RETENTION AGREEMENT

         This Retention Agreement ("Agreement") is executed and delivered as of June 19, 2007, by and between Mace Security International, Inc., a Delaware corporation ("Company"), and Ronald Pirollo ("Employee").

                                    RECITALS
         The Company conducts diversified businesses, including, without limitation, electronic and personal security device marketing and car washes ("Business"). The Employee is an at-will employee, who currently serves as the Company's Controller and Chief Accounting Officer. As an at-will employee the Employee or the Company may terminate the Employee's employment at any time without any payment other then accrued salary to the date of termination. The Company has entered into this Agreement to provide the Employee with a payment payable under the limited circumstances set forth in this Agreement.
         NOW, THEREFORE, in consideration of the mutual promises, terms and conditions set forth herein and the performance of each, the parties hereby agree as follows:
         1.  Retention Payment.
         To encourage Employee to remain employed with the Company, the Company shall pay Employee a Retention Payment, as hereafter defined, upon the occurrence of the Retention Payment Trigger Event, as hereafter defined; provided that Employee is employed by the Company at the time of the Retention Payment Trigger Event occurs. For purposes of this Agreement, the term "Retention Payment" shall mean a lump sum cash payment equal to the Employee's then current annual base salary, without consideration for any bonuses or the value of any option award. The Retention Payment shall be paid to Employee within ten (10) business days after the date that the Retention Payment Trigger Event occurred. For purposes of this Agreement the Retention Payment Trigger Event has occurred when both of the following items have occurred (i) Louis D. Paolino, Jr no longer serves as the Company's Chief Executive Officer, and (ii) any one of the events set forth in items (a) through and including (c) below have taken place. The Retention Payment Trigger Event shall have occurred when both of items (i) and (ii) occur regardless of which of the items occurs first or whether there is a time gap between the items. By way of example, if any one of the items in (a) through (c) below occurs on October 1, 2007 and Louis Paolino, Jr. remains the Chief Executive Officer until December 30, 2007, the Retention Payment Trigger Event has not occurred until December 30, 2007. Items
(a) through (c) are as follows:

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                           (a) the acquisition in one or more transactions by
                  any "Person", excepting Employee, as the term "Person" is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), of "Beneficial Ownership" (as the term beneficial ownership is used for purposes or Rule 13d-3 promulgated under the 1934
                  Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"). For purposes of this Paragraph 1(a), Voting Securities acquired directly from the Company and from third parties by any Person shall be included in the determination of such Person's Beneficial Ownership of Voting Securities.
                           (b) the approval by the shareholders of the Company
                  and the consummation of: (A) a merger, reorganization or consolidation involving the Company, if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, reorganization or consolidation, or (B) a complete liquidation or dissolution of the Company, or (C) an agreement for the sale or other disposition of 50% or more of the assets of the Company and a distribution of the proceeds of the sale to the shareholders.
                           (c) the acceptance by shareholders of the Company of
                  shares in a share exchange, if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities outstanding immediately before such share exchange.

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          2. Confidential Information. It is expressly acknowledged by the
Employee that customer lists, orders, current and closed out orders, prospect lists, documents containing the names or addresses of existing or potential customers, information regarding the Company's financial condition or business plans, the methods by which the Company serves its customers or conducts its operations, as well as other business procedures, are the property of the Company and constitute confidential information or trade secrets of the Company ("Confidential Information"). Employee agrees to maintain the confidentiality of the Confidential Information and further agrees that Employee will not, directly or indirectly, use or disclose Confidential Information to any natural or legal person, other than authorized employees or agents of the Company, during the Term or thereafter. All Confidential Information and all correspondence, reports, charts, products, records, designs, patents, plans, manuals, "field guides", memoranda, advertising materials, lists and other data or property collected by or delivered to Employee by or on behalf of Company, its representatives, customers and government entities (including, without limitation, customers obtained for Company by Employee), and all other materials compiled by Employee which pertain to the business of Company shall be and shall remain the property of Company, shall be subject at all times to its discretion and control and shall be delivered, together with any and all copies thereof, promptly to Company upon request at any time and without request upon completion or other termination of Employee's employment hereunder.
         3. Complete Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between Company and employee, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind. This Agreement may be modified, altered or otherwise amended only by a written instrument executed by both Company and Employee.
         4. No Waiver; Remedies Cumulative. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

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         5. Assignment; Binding Effect. Employee understands that Employee has been selected by Company on the basis of Employee's personal qualifications, experience and skills. Employee agrees, therefore, that he cannot assign all or any portion of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and Company's successors and assigns. It is further understood and agreed that Company may be merged or consolidated with another entity and that any such entity shall automatically succeed to the rights, powers and duties of Company hereunder.
         6. Notice. All notices or other communications required or permitted hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

         To Company:           Chief Executive Officer
                               1000 Crawford Place
                               Mount Laurel, New Jersey 08054

         To Employee:          Ronald Pirollo
                               540 Fawnhill Drive
                               Langhorne, PA 19047

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three days after the deposit in the U.
S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 6.
         7. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

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         8. Gender. The use of the masculine pronoun in this Agreement has been used for convenience and shall apply to the Employee.
         9. Governing Law. This Agreement shall in all respects be construed in accordance with the laws of the State of Delaware.
         10. Arbitration.
         (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.
         (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.
         (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be take, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

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         (d) The award pursuant to such arbitration will be final, binding and conclusive.
                  (e) Counsel to Company and Employee in connection with the negotiation of and consummation of this Agreement shall be entitled to represent their respective party in any and all proceedings under this Paragraph or in any other proceeding (collectively, "Proceedings"). Company and Employee, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.


         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement on the year and day above written.

                              MACE SECURITY INTERNATIONAL, INC.


                              By: /s/ Louis D. Paolino, Jr.
                                  --------------------------------
                                  Louis D. Paolino, Jr., President


                                  /s/ Ronald Pirollo
                                  --------------------------------
                                  Ronald Pirollo


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